UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☐      Preliminary Proxy Statement
☐      Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒      Definitive Proxy Statement
☐      Definitive Additional Materials
☐      Soliciting Material Pursuant to Rule 240.14a-12

SKYPEOPLE FRUIT JUICE, INC.
(Name of Registrant as Specified In Its Charter)

_________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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___________________________________________________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be Held August 18, 2011

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of SkyPeople Fruit Juice, Inc., a Florida corporation (the “Company” or “SkyPeople”), will be held at our principal executive offices, located at 16F, National Development Bank Building, No.2, Gaoxin 1st RD, Hi-Tech Zone, Xi’an, Shaanxi, China, on Thursday, August 18, 2011 at 10:00 A.M., local time, for the following purposes, as set forth in the attached Proxy Statement:

1.	To elect five directors to hold office until the next Annual Meeting of Shareholders;

2.	To approve the Stock Incentive Plan;

3.	To ratify the Audit Committee’s selection of the independent registered public accounting firm; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors of the Company (the “Board of Directors” or the “Board”) has fixed the close of business on July 14, 2011 as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment and postponements thereof (the “Record Date”).

After careful consideration, the Board of Directors recommends a vote IN FAVOR OF the nominees for director named in the accompanying proxy statement, a vote IN FAVOR OF the approval of the 2011 Stock Incentive Plan, and a vote IN FAVOR OF the ratification of the Audit Committee’s Selection of the Independent Registered Public Accounting Firm.

Shareholders are cordially invited to attend the Annual Meeting in person. Whether you plan to attend the Annual Meeting or not, please complete, sign and date the enclosed Proxy Card and return it without delay in the enclosed postage-prepaid envelope. If you do attend the Annual Meeting, you may withdraw your Proxy and vote personally on each matter brought before the meeting.

By Order of the Board of Directors

/s/ Yongke Xue Yongke Xue Chief Executive Officer and Chairman of the Board of Directors

July 25, 2011
Xi’an, China

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IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE. SIGNING AND RETURNING A PROXY WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING.

THANK YOU FOR ACTING PROMPTLY

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held July 25, 2011:  This Proxy Statement and our 2011 Annual Report to Shareholders are available at http://www.skypeoplefruitjuice.com, which does not have “cookies” that identify visitors to the site.

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SKYPEOPLE FRUIT JUICE, INC.

16F. National Development Bank Tower,
No. 2 Gaoxin 1st RD, Xi’an, Shaanxi, China

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date	Thursday, August 18, 2011August 18, 2011

Time	10:00 a.m., Eastern Standard Time

Place	16F, National Development Bank Building, No.2, Gaoxin 1st RD, Hi-Tech Zone, Xi’an, Shaanxi, China.

Proposals
Proposal 1 — Election of Directors
Proposal 2 — Approval of the Stock Incentive Plan
Proposal 3 — Ratification of Audit Committee’s Selection of Independent Registered Public Accounting Firm
Proposal 4 — Other Business

Record Date	July 14, 2011

Voting Methods	Written ballot — Complete and return a proxy or voting instruction card (if you received a paper copy)

In person— Attend and vote at the meeting

Shareholders will also transact any other business properly brought before the meeting or any adjournments or postponements of the meeting. At this time, the Board of Directors knows of no other proposals or matters to be presented.

This Notice of Annual Meeting of Shareholders and Proxy Statement is accompanied by the Annual Report on Form 10-K for the year ended December 31, 2010 which is the Company’s annual report to shareholders for the fiscal year.

On behalf of the Board of Directors:

/s/Spring Liu
Spring Liu
Corporate Secretary

July 25, 2011

IMPORTANT VOTING INFORMATION

If you hold your shares through a broker or other nominee, the Securities and Exchange Commission (the “SEC”) has approved a New York Stock Exchange rule that changes the manner in which your vote on the election of directors will be handled at the 2011 Annual Meeting.

Shareholders who hold our Common Stock through a broker or other nominee receive proxy materials and a voting instruction form before each annual shareholder meeting. In the past, if you did not transmit your voting instructions before the annual meeting, your broker was allowed to vote on your behalf on the election of directors and other matters considered to be routine.

A New Rule for Shareholder Voting

Effective January 1, 2010, your broker will no longer be permitted to vote on your behalf on the election of directors unless you provide specific instructions by completing and returning the voting instruction form. For your vote to be counted, you now will need to communicate your voting decisions to your broker or other nominee before the date of the Annual Meeting or obtain a legal proxy to vote your shares at the meeting.

Your Participation in Voting the Shares You Own is Important

Voting your shares is important to ensure that you have a say in the governance of your company and to fulfill the objectives of the majority voting standard that we apply in the election of directors. Please review the proxy materials and follow the instructions on the voting instruction form to submit your proxy or voting instructions. We hope you will exercise your rights and fully participate as a SkyPeople shareholder.

More Information Is Available

If you have any questions about this new rule or the proxy voting process in general, please contact the broker, bank or other financial institution where you hold your shares. The Securities and Exchange Commission also has a website, www.sec.gov/spotlight/proxymatters.shtml, with more information about your rights as a shareholder. Additionally, you may contact SkyPeople’s Investor Relations advisor, HC International, Inc., at 1-203-616-5144 or john.mattio@hcinternational.net.

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
OF
SKYPEOPLE FRUIT JUICE, INC.

To be Held on or about August 18, 2011

              The Board of Directors of SkyPeople Fruit Juice, Inc., a Florida corporation (“Skypeople” or the “Company”) is soliciting proxies for the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at our principal executive offices, located at 16F, National Development Bank Building, No.2, Gaoxin 1st RD, Hi-Tech Zone, Xi’an, Shaanxi, China, on Monday, July 25, 2011, and at any adjournments thereof. You are receiving a proxy statement because you own shares of the Company’s common stock that entitle you to vote at the meeting.  By use of a proxy, you can vote whether or not you attend the meeting.  The proxy statement describes the matters we would like you to vote on and provides information on those matters so you can make an informed decision.

Purposes of the Annual Meeting

The purpose of the Annual Meeting is to elect as directors the five nominees named in this proxy statement, to approve the] Stock Incentive Plan, to ratify the Audit Committee’s selection of independent registered public accounting firm and to conduct such other business as may properly come before the Annual Meeting. This Proxy Statement and the enclosed proxy card are intended to be mailed to shareholders on or about July 27, 2011.

Record Date and Voting Securities

The Board of Directors fixed the close of business on July 14, 2011 (the “Record Date”) as the record date for shareholders entitled to notice of and to vote at the Annual Meeting. As of that date, there were 25,690,402 shares of the Company’s common stock (the “Common Stock”) outstanding and entitled to vote, the holders of which are entitled to one vote per share. The only other class or series of the Company’s capital stock which is authorized and outstanding is the Company’s Series B Convertible Preferred Stock (the “Series B Preferred Stock”).  The Series B Preferred Stock has no voting rights with respect to the matters to be considered at the Annual Meeting.

Quorum

A quorum is the minimum number of shares required to hold a meeting.  A majority of the shares of our common stock issued and outstanding and entitled to vote must be represented in person or by proxy at the meeting to establish a quorum. Both abstentions and broker non-votes are counted as present for determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has not voted.  Thus, broker non-votes will not affect the outcome of any of the matters to be voted on at the Annual Meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Voting Generally

Holders of record of shares of the Company’s Common Stock as of the Record Date are entitled to one vote per share on each matter to be considered and voted upon at the Annual Meeting. As of the Record Date, there were 25,690,402 shares of Common Stock issued, outstanding and entitled to be voted, which were held by approximately 73 holders of record.

Our Amended and Restated Articles of Incorporation, as amended, states that there is no cumulative voting in the election of directors. The affirmative vote of the holders of shares of Common Stock representing a plurality of the votes cast at the Annual Meeting at which a quorum is present is required for the election of the directors listed below. Abstentions and non-votes will be counted for purposes of determining the presence of a quorum, but will not be counted as a vote for the election as a director of any nominee.

Votes cast in person or by proxy at the Annual Meeting will be tabulated at the Annual Meeting.  All valid, unrevoked proxies will be voted as directed.  In the absence of instructions to the contrary, properly executed proxies will be voted for the election of the nominees for director set forth herein.

If any matters other than those addressed on the proxy card are properly presented for action at the Annual  Meeting, the persons named in the proxy card will have the discretion to vote on those matters in their best judgment, unless authorization is withheld.

Many of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record.  If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer, you are considered the shareholder of record with respect to those shares and these proxy materials are being sent directly to you by us.  As a shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for your use.

Beneficial Holder.  If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a proxy card for your use.

Required Vote

The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes cast at the meeting. This means that the director nominee with the most votes for a particular slot is elected for that slot.  Votes withheld from one or more director nominees will have no effect on the election of any director from whom votes are withheld.

The approval of each of the other proposals require the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on that proposal.

If you are a beneficial owner and do not provide the shareholder of record with voting instructions, your shares may constitute "broker non-votes."  A "broker non-vote" occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power and has not received instructions from the beneficial owner.

Brokers, banks and holders of record holding shares for beneficial owners have discretionary voting power to vote the shares without receiving voting instructions from the owner on “routine” matters, but not on “non-routine” matters.  As Proposal 3 (Ratification of Independent Registered Public Accounting Firm) is considered a “routine” matter, if you are a beneficial owner, your bank, broker or other holder of record is permitted to vote your shares on Proposal 4 even if the record holder does not receive voting instructions from you. The record holder may not vote on Proposal 1 (Election of Directors) or Proposal 2 (Approval of the Stock Incentive Plan) without voting instructions from you, however. Without your voting instructions on any of Proposals 1 and 2, a broker non-vote will occur with respect to that proposal.  In tabulating the voting result for any particular proposal, shares that constitute broker non-votes will not be included in vote totals and will have no effect on the outcome of any vote.

Unless otherwise required by the Company’s Amended and Restated Articles of Incorporation, as amended, or Bylaws or the Florida Business Corporation Act, or by applicable law, any other proposal that is properly brought before the Annual Meeting will require approval by the affirmative vote of a majority of all votes cast at the Annual Meeting. With respect to any such proposal, neither abstentions nor broker non-votes will be counted as votes cast for purposes of determining whether the proposal has received sufficient votes for approval.

Directors and executive officers of the Company beneficially hold approximately 80,220 shares of Company Common Stock, or 0.3% of all the votes entitled to be cast at the Meeting.

Deadline for Voting by Proxy

In order to be counted, votes cast by proxy must be received prior to the Annual Meeting.

Revocability of Proxies

Shareholders are requested to date, sign and return the enclosed proxy card to make certain their shares will be voted at the Annual Meeting. Any proxy given may be revoked by the shareholder at any time before it is voted by delivering written notice of revocation to the Secretary of the Company, by filing with the Secretary of the Company a proxy bearing a later date, or by attending the Annual Meeting and voting in person. All proxies properly executed and returned will be voted in accordance with the instructions specified thereon.

Important Information Regarding Delivery of Proxy Material

The SEC has adopted amendments to the proxy rules that change how companies must provide proxy materials to its shareholders.  These new rules are often referred to as “notice and access,” under which a company may select either of the following options for making proxy materials available to its shareholders:

•  the full set delivery option; or

•  the notice only option.

A company may use a single method for all of its shareholders, or use full set delivery for some while adopting the notice only option for others.

SkyPeople must comply with these new rules in connection with the Annual Meeting.

Full Set Delivery Option

Under the full set delivery option, a company delivers all proxy material to its shareholders by mail as it would have done prior to the change in the rules.  In addition to delivery of proxy materials to shareholders, the company must post all proxy materials on a publicly-accessible website and provide information to shareholders about how to access the website.

In connection with the Annual Meeting, SkyPeople elected to use the full set delivery option.  Accordingly, you should have received SkyPeople’s proxy materials by mail.  These proxy materials include the Notice of Annual Meeting of Shareholders, proxy statement, proxy card and 2009 Annual Report to Shareholders.  Additionally, Skypeople has posted these materials at www.skypeoplefruitjuice.com.

Notice Only Option

Under the notice only option, a company must post all proxy materials on a publicly-accessible website.  Instead of delivering proxy materials to its shareholders, the company instead delivers a “Notice of Internet Availability of Proxy Material.”  The notice includes, among other matters:

·  information regarding the date and time of the Annual Meeting of Shareholders as well as the items to be considered at the meeting;

·  information regarding the website where the proxy materials are posted; and

·  various means by which a shareholder can request paper or e-mail copies of the proxy materials.

If a shareholder requests paper copies of the proxy materials, these materials must be sent to the shareholder within three business days and by first class mail.

SkyPeople May Use the Notice Only Option in the Future

Although SkyPeople elected to use the full set delivery option in connection with the Annual Meeting, it may choose to use the notice only option in the future.  By reducing the amount of materials that a company needs to print and mail, the notice only option provides an opportunity for costs savings as well as conservation of paper products.  However, many companies that have used the notice only option have experienced a lower participation rate resulting in fewer shareholders voting at the annual meeting.  SkyPeople plans to evaluate the future possible cost savings as well as the possible impact on shareholder participation as it considers future use of the notice only option.

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single set of proxy materials.  This process, which is commonly referred to as “householding,” potentially results in extra convenience for shareholders and cost savings for companies.

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of proxy materials, you may:

·  Send a written request to the Company’s Corporate Secretary at 16F, National Development Bank Building, No.2, Gaoxin 1st RD, Hi-Tech Zone, Xi’an, Shaanxi, China, 710075, if you are a shareholder of record; or

·  Notify your broker, if you hold your common shares in street name.

SKYPEOPLE INFORMATION

Our principal executive offices are located at 16F, National Development Bank Building, No.2, Gaoxin 1st RD, Hi-Tech Zone, Xi’an, Shaanxi, China, 710075. The telephone number of our principal offices is 011-86-29-88377161.

PROPOSAL 1

ELECTION OF BOARD OF DIRECTORS

Directors

Based on the Company’s nominations process, a majority of the independent board members of the Board shall recommend to the Board for nomination by the Board such candidates as said majority of the independent directors, in the exercise of their judgment, have found to be well qualified and willing and available to serve.  A majority of our independent directors of the Board has recommended and the Board has nominated the persons listed below for election to the Board at the Annual Meeting, to hold office until the next Annual Meeting and until their respective successors are elected and qualified.  It is not contemplated that any of the nominees will be unable or unwilling to serve as a director, but, if that should occur, the persons designated as proxies will vote in accordance with their best judgment. In no event will proxies be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

All shares represented by valid Proxies, and not revoked before they are exercised, will be voted in the manner specified therein. If a valid Proxy is submitted but no vote is specified, the Proxy will be voted FOR the election of each of the five nominees for election as directors. Please note that your broker will not be permitted to vote on your behalf on the election of directors unless you provide specific instructions by completing and returning the voting instruction form for your vote to be counted, you now will need to communicate your voting decisions to your broker or other nominee before the date of the Annual Meeting or obtain a legal proxy to vote your shares at the meeting. Although all nominees are expected to serve if elected, if any nominee is unable to serve, then the persons designated as Proxies will vote for the remaining nominees and for such replacements, if any, as may be nominated by our Board, who currently serves the functions of a nominating committee as the Board does not have a standing nominating committee. Proxies cannot be voted for a greater number of persons than the number of nominees specified herein (five persons). Cumulative voting is not permitted.

The affirmative vote of the holders of shares of Common Stock representing a plurality of the votes cast at the Meeting at which a quorum is present is required for the election of the directors listed below.

The nominees have been nominated by a majority of the Company’s independent directors who currently serves the function of a nominating committee in accordance with the Company’s nominations process.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL FIVE NOMINEES LISTED BELOW.

The following sets forth, as of July 14, 2011, the names of each of the five nominees for election as a director, his principal occupation, age, the year he became a director of the Company, and additional biographical data.

NAME	AGE	PRINCIPAL OCCUPATION
Guolin Wang	47	Professor of Jiaotong University in Xi’an, China
Norman Ko	47	Partner of Smith Mandel & Associates, LLP
Xiaoqin Yan	33	Vice President of SkyPeople Juice Group Co., Ltd. (formerly known as, “Shaanxi Tianren Organic Food Co., Ltd.”) and Director of the Board of SkyPeople Juice Group Co., Ltd.
Yongke Xue	44	Chief Executive Officer of the Company
John Smagula	40	Director of Asian Programs at Temple University Beasley School of Law

Norman Ko

Mr. Ko has been serving as our director and chairman of our audit committee and compensation committee since April 25, 2008. Mr. Ko has been a partner of Smith Mandel & Associates, LLP, a certified public accounting firm in Los Angeles, since July 2007. Mr. Ko earned a Master of Business Administration from the University of San Francisco in 1989 and a Bachelor of Science from York University in Canada in 1987. He is a member of the American Institute of Certified Public Accountants and a member of the California Society of Certified Public Accountants. The Board believes that Mr. Ko’s accounting experience is important to the Company’s internal controls and decision-making process.

Guolin Wang

Mr. Wang has been serving as our director and a member of our audit committee and compensation committee since April 7, 2008. Mr. Wang has served as a director of SkyPeople (China) since October 2005. Since 1996 he has been a professor in the Finance Department of the Management School and in the Economics and Finance School of Xi’an Jiaotong University. He previously served as the director and chairman of Xi’an Changtian Environmental Protection Engineering Co., Ltd. from February 2006 to June 2007. Mr. Wang graduated with a Bachelor of Science in Electronics & Telecommunication from Xi’an Jiaotong University in July 1983. In July 1983, he attained a Master’s degree in Management Science and Engineering. He graduated with a Doctorate degree in Management and Science and Engineering from Xi’an Jiaotong University’s School of Economics & Finance in 2006. The Board believes that Mr. Wang’s strong experience in engineering is important to the Company’s business operations.

Xiaoqin Yan

Ms. Yan has been serving as our director since April 7, 2008. Ms. Yan is a director of SkyPeople (China) and has been with us since January 2006. From March 2004 to June 2005, Ms. Yan held the position of manager of human resources of Express Worldwide Ltd. Ms. Yan served as the manager of logistics of Tianjin Dingyuan International Foods Co., Ltd. from October 1999 to March 2004. Ms. Yan graduated from the Air Force University of Engineering and earned a degree in Computer Technology. In July 2006, she graduated from PLA Military School and received a Bachelor’s degree in Business Management. The Board that believes Ms. Yan’s strong experience in operations and technical background is important to the Company’s business operations and market decisions.

Yongke Xue

Mr. Xue has been serving as our director and chairman of our board of directors  since February 26, 2008 upon consummation of a reverse merger transaction and has been serving as our CEO since February 2008. Mr. Xue is the brother of the sole beneficial owner of 11,736,626 shares of the Company’s Common Stock owned of record by Fancylight. Mr. Xue has served as the director of SkyPeople (China) since December 2005. Mr. Xue served as the general manager of Hede from December 2005 to June 2007. Prior to that, he served as the business director of the investment banking division of Hualong Securities Co., Ltd. from April 2001 to December 2005. He also acted as the vice general manager of Shaanxi Huaye Foods Co., Ltd. from July 1998 to March 2001. Mr. Xue graduated from Xi’an Jiaotong University with an MBA in 2000. Mr. Xue graduated with a Bachelor’s degree in Metal Material & Heat Treatment from National University of Defense Technology in July 1989. The Board believes that Mr. Xue’s vision, leadership and extensive knowledge of the Company is essential to the development of its strategic vision.

John Smagula

Mr. Smagula has been serving as our director and a member of our audit committee and compensation committee  since June 28, 2010. Since June 2003, Mr. Smagula has served as Director of Asian Programs at Temple University Beasley School of Law in Philadelphia. From 2000 to 2003 he taught law at Zhongshan, Tsinghua and Sichuan Universities in China through fellowships from the Yale-China Association and the Ford Foundation. Prior to that, from March 1997 to May 2000, he was a corporate attorney at Paul, Weiss, Rifkind, Wharton & Garrison in New York and Hong Kong. He is also the owner and founder of Crossings Tea Company. Mr. Smagula earned his B.A. in International Relations from Pomona College in 1992, his J.D. from Washington University School of Law in St. Louis in 1995, and his M.S. in Education from Temple University in 2007.  The Board believes that Mr. Smagula’s strong corporate law experience is important to the Company’s risk assessment and capital market decisions.

The Board has determined for fiscal year 2010 that all our directors, other than Yongke Xue and Xiaoqin Yan, were independent directors (“independent director" means a person other than an executive officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director). There are no family relationships among or between any of our directors, executive officers or key employees, except that Mr. Yongke Xue, the Chief Executive Officer and Chairman of the Board, and Mr. Hongke Xue, the Chief Executive Officer of SkyPeople (China), our 99% owned subsidiary, are brothers.

Vote Required for Election of Directors

Proposal 1 requires approval by a “plurality” of the votes cast at the Annual Meeting. This means that Proposal 1 will be approved if more votes cast at the Annual Meeting are voted in favor of the proposal than are voted against the proposal. Votes withheld are not counted as votes against the proposal. Neither abstentions nor broker non-votes will be counted as votes cast for purposes of determining whether the proposal has received sufficient votes for approval.

CORPORATE GOVERNANCE

Pursuant to the Company’s Bylaws and the Florida Business Corporation Act, the Company’s business and affairs are managed under the direction of the Board.  Directors are kept informed on the Company’s business through discussions with management, including the Chief Executive Officer and other senior officers, by reviewing materials provided to them and by participating in meeting.

Our Board meets on a regular basis during the year to review significant developments affecting us and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. Members of senior management regularly attend Board meetings to report on and discuss their respective areas of responsibility. The Board held four meetings during fiscal year 2010. All of the directors attended (in person or by telephone) all the meetings of the Board and any committees of the Board on which they served during the fiscal year. Directors are expected to use their best efforts to be present at the Annual Meeting of Shareholders.

Independent Directors

The Company’s Common Stock is listed on the NASDAQ Global Market. NASDAQ requires that a majority of the Company’s directors be “independent,” as defined by the NASDAQ’s rules. Generally, a director does not qualify as an independent director if the director (or, in some cases, a member of the director’s immediate family) has, or in the past three years had, certain relationships or affiliations with the Company, its external or internal auditors, or other companies that do business with the Company. The Board of Directors has determined that a majority of the Company’s directors are independent directors under the NASDAQ rules. The Company’s independent directors are: John Smagula, Norman Ko and Guolin Wang.

Our Board of Directors, which is elected by our shareholders, is our ultimate decision-making body, except with respect to those matters reserved to our shareholders. The Board selects the officers who are charged with the conduct of our business, and has responsibility for establishing broad corporate policies and for our overall performance. The Board is not involved in operating details on a day-to-day basis. The Board is advised of our business through regular reports and analyses and discussions with our principal executive officer and other officers.

Code of Ethics and Governance Program

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our code of business conduct and ethics is available on our website at www.skypeoplefruitjuice.com and may be found by first clicking on “Investors,” then “Corporate Governance” and then “Governance Documents.” We intend to disclose any amendments to the code, or any waivers of its requirements, on our website.

Committees of the Board and Attendance at Meetings

The Board held four regularly scheduled and special meetings during fiscal year 2010.  All of the directors attended (in person or by telephone) all of the Board meetings and any committees of the Board on which they served during the fiscal year. Directors are expected to use their best efforts to be present at the shareholders annual meeting. All of our directors attended the June 28, 2010 shareholders annual meeting.

Audit Committee. On April 25, 2008, the Board formed an audit committee. Messrs. Ko, Smagula and Wang currently serve on the audit committee, which is chaired by Mr. Ko. Each member of the audit committee is “independent” as that term is defined in the rules of the SEC and within the meaning of such term as defined under the rules of the NASDAQ Global Market. The Board has determined that each audit committee member has sufficient knowledge in financial and auditing matters to serve on the audit committee. The audit committee held four meetings during fiscal year 2010. Our Board has determined that Mr. Ko is an “audit committee financial expert,” as defined under the applicable SEC rules.

Compensation Committee. On April 25, 2008, the Board formed a compensation committee. During fiscal year 2010, Messrs. Ko, Wang and Fields served on the compensation committee, which was chaired by Mr. Ko.  Each member of the compensation committee is “independent” as that term is defined in the SEC rules and within the meaning of such term as defined under the rules of the NASDAQ Global Market, a “nonemployee director” for purposes of Section 16 of the Exchange Act and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. Effective at our 2010 shareholders annual meeting held on June 28, 2010, Mr. Fields retired from his position on the Board . Mr. Smagula served on the compensation committee after that date. No interlocking relationship exists between the Board or the compensation committee and the Board  or compensation committee of any other company, nor has any interlocking relationship existed during the last fiscal year. The compensation committee held two meetings during fiscal year 2010.

Other Committees. The Board may on occasion establish other committees, as it deems necessary or required. We do not currently have a standing nominating committee, or a committee performing similar functions. The full Board currently serves this function. Our directors believe that it is not necessary to have such committees, at this time, because the functions of such committees can be adequately performed by the Board. The Board will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment. There have been no material changes to the procedures by which security holders may recommend nominees to the Board.

All of the directors attended (in person or by telephone) at least 75% of the meetings of the Board and all meetings of the committees of the Board on which they served during the fiscal year 2010. Directors are expected to use their best efforts to be present at the Annual Meeting of Shareholders. All of our directors attended the Annual Meeting of Shareholders held in December 2009.

 Board Leadership Structure

       Our Board of Directors is currently comprised of five members, including three independent directors who serve as members of our audit committee and compensation committee.  Our Board of Directors is led by Mr. Yongke Xue, who has been serving as the Chairman of the Board and  our Chief Executive Officer since 2008. Our Board of Directors believes that the Company is best served by having one person serve as both Chief Executive Officer and the Chairman of the Board of Directors because this structure provides unified leadership and direction. In his capacity as our Chief Executive Officer, Mr. Xue is able to draw on his intimate knowledge of the daily operations of the Company and its relationships with customers and employees. Calling upon this knowledge, Mr. Xue is able to utilize the in-depth focus and perspective gained in running the company to effectively and efficiently guide our Board. As the individual with primary responsibility for managing the Company’s day-to-day operations, Mr. Xue is also best-positioned to chair regular meetings of the Board of Directors and ensure that key business issues are brought to the attention of the Board of Directors. Combing the roles of our Chairman of the Board and Chief Executive Officer also ensures that the Company presents its message and strategies to shareholders, employees, customers and other stakeholders with a unified, single voice.

Board independence and oversight of the senior management of the Company are enabled by the presence of independent directors who have a wide range of expertise and skills and have oversight over critical functions of the Company, such as the review of business development, evaluation and compensation of executive management, the nomination of directors. Our Independent directors provide additional strength and balance to our Board leadership structure.

Risk Management

The Chief Executive Officer and senior management are primarily responsible for identifying and managing the risks facing the Company under the oversight and supervision of the Board.  The Chief Executive Officer reports to the Board of Directors regarding any risks identified and steps it is taking to manage those risks. In addition, The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk in the areas of financial reporting and internal controls.  The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to risk in the area of compensation policies and practices. Other general business risks such as economic, regulatory and permitting are monitored by the full Board.

Communications with Directors

Shareholders may communicate with the Board or to one or more individual members of the Board by writing SkyPeople Fruit Juice, Inc., 16F, National Development Bank Building, No.2, Gaoxin 1st RD, Hi-Tech Zone, Xi’an, Shaanxi, China, 710075, Attention: Corporate Secretary. As appropriate, communications received from shareholders are forwarded directly to the Board, or to any individual member or members, depending on the facts and circumstances outlined in the communication. The Board has authorized the Secretary, in her discretion, to exclude communications that are patently unrelated to the duties and responsibilities of the Board, such as spam, junk mail and mass mailings. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out by the Secretary pursuant to the policy will be made available to any non-management director upon request. Individual directors are not permitted to communicate with shareholders or others outside the Company unless they are deemed authorized persons under the Company's corporate disclosure policy.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers has served as a member of a compensation committee, or other committee serving an equivalent function, of any other entity whose executive officers serve as a director of the Company or member of the Company’s compensation committee.

Family Relationships

There are no family relationships among the Company’s directors or officers.

Executive Officers

The following table sets forth as of July 18, 2011, the names, positions and ages of our current executive officers. Our officers are elected by the Board of Directors and their terms of office are, except to the extent governed by an employment contract, at the discretion of the Board of Directors.

NAME	AGE	PRINCIPAL OCCUPATION
Yongke Xue	44	Chief Executive Officer and Chairman of the Board
Spring Liu	38	Chief Financial Officer and Corporate Secretary

Yongke Xue

Mr. Xue’s biography is set forth above under the Section entitled “Board of Directors.”

Spring Liu

Ms. Liu has been serving as our CFO since April 14, 2008 and secretary since April 25, 2008. Prior to that, Ms. Liu worked for Trio-Tech International since January 2003. She was promoted as accounting manager in 2004 and was promoted as corporate secretary and financial reporting manager in 2005. Ms. Liu passed all sections of the Uniform Certified Public Accountants Examination in California in March 2006. Ms. Liu earned a Bachelor of Arts in English from the Xi’an Foreign Languages University in China in 1996 and a Bachelor of Science in Accounting from University of Phoenix in 2004. Prior to her appointment as CFO, Ms. Spring Liu served at Trio-Tech International from February 2003 to April 2008 in the following positions: accountant, accounting manager, financial reporting manager, assistant corporate secretary and corporate secretary.

Executive officers serve at the pleasure of our Board. There is no family relationship between any executive officer or director of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires that directors, certain officers of the Company and ten percent shareholders file reports of ownership and changes in ownership with the Commission as to the Company’s securities beneficially owned by them. Such persons are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent shareholders were complied with during the fiscal year ended December 31, 2010, except that five Form 4s covering an aggregate of 14 transactions were not filed timely by the Company’s Chief Financial Officer, Spring Liu, and two Form 4s covering an aggregate of two transactions were not filed timely by a director of the Company, Norman Ko.

Legal Proceedings

On or about April 20, 2011, a federal securities class action was commenced against, among other persons, the Company, Yongke Xue, our Chief Executive Officer and Chairman of the Board of Directors, and Xiaoqin Yan, a director, by plaintiff Paul Kubala, individually and on behalf of all persons who purchased common stock of the Company during the period between March 31, 2010 and April 1, 2011.  Among other things, the plaintiff in the proceeding alleged that the defendants made false and/or misleading statements, and/or failed to disclose material adverse facts about the Company’s business, operations, prospects and performance and sought to recover damages allegedly caused by the Company’s alleged violations of the Securities Exchange Act of 1934, as amended (the “Kubala Proceeding”). On or about June 20, 2011, a federal class action was commenced against, among other persons, the Company, all of the members of the Company’s Board of Directors: Yongke Xue, Xiaoqin Yan, Guolin Wang, John W. Smagula, and Norman Ko, and the Chief Financial Officer, Spring Liu (the “Indemnitees”), by plaintiff Benjamin L. Padnos, individually and on behalf of all persons who purchased or otherwise acquired the Company’s common stock during the period between March 31, 2010 through April 1, 2011, in the United States District Court Southern District of New York. Among other things, the plaintiff in the proceeding alleged that the defendants made false and/or misleading statements, and/or failed to disclose material adverse facts about the Company’s business, operations, prospects and performance. The plaintiff is seeking to recover damages allegedly caused by the Company’s alleged violations of federal securities laws and to pursue remedies under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Padnos Proceeding”). The Kubala Proceeding and the Padnos Proceeding are expected to be consolidated and the court has set a date for a pre-trial conference on September 1, 2011.  The Company intends to vigorously defend itself in these proceedings and has engaged legal counsel to represent the Company in these proceedings.  Pursuant to the indemnification agreements entered into between the Company and each of the Indemnitees, the Company is under obligation to indemnify the Indemnittees to the fullest extent permitted by law. Please refer to the sub-section entitled “Indemnification Agreements with Directors and Officers” under the section entitled “Certain Relationships and Related Transactions”below for more information regarding the indemnification agreements.

On June 1, 2011, an entity identifying itself as "Absaroka Capital Management LLC", a short seller of the Company's securities, published an article containing several false allegations and accusations against the Company. On June 10, 2011, the Company requested that Absaroka Capital and Kevin Barnes retract the inaccurate statements contained in the Article. Absaroka Capital did not comply with the Company's request, and, subsequently, the Company filed a civil action against Absaroka Capital and Kevin Barns for libel and tortuous interference with existing and prospective economic advantages in the United States District Court for the District of Wyoming, where Absaroka Capital is based.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Parties

On September 30, 2008, our Board of Directors approved a statement of policies and procedures with respect to related party transactions, which was amended on July 11, 2011. A copy of the amended and restated statement of policies and procedures is available on the Company’s website at http://www.skypeoplefruitjuice.com/.

The statement of policies and procedures with respect to related party transactions, as amended, requires the audit committee to review the material facts of all interested transactions, as further described below, unless an exception applies, and either approve or disapprove of our entry into an interested transaction.  If the audit committee’s advance approval of an interested transaction is not feasible, then such interested transaction shall be considered at the audit committee’s next regularly scheduled meeting and, if the audit committee determines it to be appropriate, then such interested transaction shall be ratified.

In determining whether to approve or ratify an interested transaction, the audit committee will take into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction, as described below.  Pursuant to the statement of policies and procedures with respect to related party transactions, no director shall participate in any discussion or approval of an interested transaction for which he or she is a related party, except that such director shall provide all material information concerning the interested transaction to the audit committee.  If an interested transaction is ongoing, the audit committee may establish guidelines for our management to follow in our ongoing dealings with the related party.  Thereafter, the audit committee, on at least an annual basis, shall review and assess ongoing relationships with the related party to see that such related party is in compliance with the audit committee’s guidelines and that the interested transaction remains appropriate.

For purposes of the statement of policies and procedures with respect to related party transactions:

•	an “interested transaction” is a transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities and Exchange Act of 1934, as amended.

•	a “related party” has the meaning ascribed to the term “related person” under Item 404 of Regulation S-K promulgated under the Securities and Exchange Act of 1934, as amended.

       Notwithstanding the foregoing, each of the following interested transactions shall be deemed to be pre-approved by the audit committee, even if the aggregate amount involved exceeds $50,000:

•
Employment of executive officers.  Any employment of an executive officer if either (i) the related compensation is required to be reported in our proxy statement under Item 402 of the Commission’s compensation disclosure requirements generally applicable to “named executive officers” or (ii) the executive officer is not an immediate family member of another executive officer or director, the related compensation would be reported in our proxy statement under Item 402 of the Commission’s compensation disclosure requirements if the executive officer was a “named executive officer” and our compensation committee approved or recommended that the board of directors approve such compensation.

•
Director compensation.  Any compensation paid to a director if the compensation is required to be reported in our proxy statement under Item 402 of the Commission’s compensation disclosure requirements.

•
Certain transactions with other companies.  Any transaction with another company at which a related party’s only relationship is as an employee other than an executive officer, director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed 2% of that company’s total annual revenue.

•
Certain charitable contributions.  Any charitable contribution, grant or endowment by us to a charitable organization, foundation or university at which a related party’s only relationship is as an employee other than an executive officer or a director, if the aggregate amount involved does not exceed the lesser of $50,000 or 2% of the charitable organization’s total annual receipts.

•
Transactions where all shareholders receive proportional benefits.  Any transaction where the related party’s interest arises solely from the ownership of our Common Stock and all holders of our Common Stock received the same benefit on a pro rata basis, such as dividends.

•	Transactions involving competitive bids. Any transaction involving a related party where the rates or charges involved are determined by competitive bids.

•
Regulated transactions.  Any transaction with a related party involving the rendering of services as a common or contract carrier or public utility, at rates or charges fixed in conformity with law or governmental authority.

•	Certain banking-related services. Any transaction with a related party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services.

Certain banking-related services.  Any transaction with a related party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services.

Related Party Transactions since January 1, 2009

Yingkou Acquisition

On November 25, 2009, the Company completed the acquisition of Yingkou Trusty Fruits Co., Ltd. (“Yingkou”) pursuant to the Stock Purchase Agreement that SkyPeople (China) (formerly known as Shaanxi Tianren Organic Food Co., Ltd. or “Shaanxi Tianren”) entered into with Xi’an Dehao Investment & Consulting Co., Ltd. (currently renamed as “Shaanxi Boai Pharmaceutical & Scientific Development Co., Ltd.” or “Xi’an Dehao” in short) on November 18, 2009. The net cash purchase price for Yingkou was RMB 22,700,000 or $3,323,913.

Before the acquisition, between January 6, 2009 to November 10, 2009, Shaanxi Fortune Adventure Investment & Management Co., Ltd. (“Shaanxi Future”),  a PRC company which was wholly owned by Yongke Xue (Chairman of the Board and CEO of SkyPeople), and Xiaoqin Yan (member of the Board of SkyPeople),  was entrusted to hold certain percentage of total equity interest of Xi’an Dehao pursuant to a Trust Agreement entered on January 6, 2009. Shaanxi Fortune would not receive any benefit or bear any legal risk arising from acting as a shareholder trustee or a director of Xi’an Dehao pursuant to this agreement. In addition, Shaanxi Fortune should transfer its equity interest of Xi’an Dehao to Mr. Lake Chen or a third party appointed by Mr. Lake Chen within 3 years after the trust agreement was signed. On November 10, 2009, Shaanxi Fortune transferred back its equity interest in Xi’an Dehao to Mr. Lake Chen, and the Board of Xi’an Dehao was dismissed.

Transfer of Pacific Industry Holding Group Co., Ltd.

In the first quarter of fiscal 2011, Mr. Yongke Xue transferred 100% ownership interest of a company that he had previously registered under his name in Hong Kong to Pacific Industry Holding Group Co., Ltd. (“Pacific”), a company incorporated under the laws of the Republic of Vanuatu and a wholly owned subsidiary of SkyPeople,  for no consideration. The registered capital of this company was HK$10,000, or approximately $1,286 based on the exchange rate on March 31, 2011.  Mr. Xue had not injected any capital in this company before it was transferred to Pacific. The company was renamed as China Kiwi King Ltd. and it is currently expected to be used by the Company as a vehicle to conduct business in South Asia in the future, especially in the fresh fruits and fruits beverage  business. This company had no operating activities since the date of incorproation. The Company had not injected any registered capital as of the filing date of this Proxy Statment.  On April 15, 2011, this related party transaction was ratified by the Company’s Audit Committee according to the Company’s Related Party Transaction Policy.

Indemnification Agreements with Directors and Officers

On July 11, 2011, pursuant to the approval of the Board of Directors, the Company enter into an indemnification agreement (each an “Indemnification Agreement” and collectively, the “Indemnification Agreements”) with each of its directors and its chief financial offer, including Yongke Xue, Spring Liu, Xiaoqin Yan, Guolin Wang, John W. Smagula and Norman Ko (each an “Indemnitee”). Under each Indemnification Agreement, the Company agreed to indemnify each Indemnittee against liability arising out of the individual’s performance of his duties to the Company. The Indemnification Agreement provides indemnification in addition to the indemnification provided by the Company’s By-law, Articles of Incorporation and applicable law. Among other things, the Indemnification Agreement indemnifies each director and officer for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by him in any action or proceeding, including any action by or in the right of the Company arising out of his service to the Company or to any other entity to which he provides services at the Company’s request. In addition, the Company agrees to advance expenses he may spend as a result of any proceeding against him as to which he could be indemnified.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

As of July 18, 2011, the only class of outstanding voting securities of the Company was the Company’s Common Stock, par value $.001 per share. The Company also has a class of Series B Convertible Preferred Stock, par value $.001 per share (“Series B Stock”), but the holders of such class do not have the right to vote in the election of directors and are thus not considered voting securities.

The following table sets forth certain information as of July 18, 2011 with respect to the beneficial ownership of our Common Stock by (i) any person or group owning more than 5% of each class of voting securities, (ii) each director and nonimee, (iii) each executive officer named in the Summary Compensation Table in the section entitled “Executive Compensation” below and (iv) all executive officers and directors as a group.

In determining the percentage of Common Stock beneficially owned by a person on July 18, 2011, we divided (a) the number of shares of Common Stock beneficially owned by such person (including the number of shares of Common Stock beneficially owned by such person which were outstanding on July 18, 2011 and the number of shares of Common Stock beneficially owned by such person which were not outstanding but which could be acquired by the person within 60 days after July 18, 2011, upon the exercise of options, warrants, or other rights or the conversion of any convertible securities by (b) the sum of the total number of shares of Common Stock which were outstanding on July 18, 2011 plus the number of shares of Common Stock beneficially owned by such person which were not outstanding, but which could be acquired by the person within 60 days after July 18, 2011, upon the exercise of options, warrants, or other rights or the conversion of any convertible securities.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
5% Shareholders
Hongke Xue (1)	11,736,626	45.7%
Andrew Barron Worden (2)	2,735,292	10.3%
Lin Bai (3)	1,467,078	5.7%
Morgan Stanley (4)	1,294,772	5.0%

Directors and Named Executive Officers
Yongke Xue	77,800	— *
Spring Liu (5)	100,000	— *
Yiaoqin Yan	—	—
Guolin Wang	—	—
Norman Ko	2,420	— *
John Smagula	—	—
All current directors and executive officers as a group (6 persons)	180,220	1.0%

 *  Less than 1%

(1)
Consists of 11,736,626 shares owned of record by Fancylight. Fancylight and Hongke Xue entered into a call option agreement pursuant to which Hongke Xue has the right to acquire all of such shares. Fancylight and Hongke Xue also entered a voting trust agreement dated as of February 25, 2008 under which Hongke Xue was appointed as voting trustee under a voting trust created with respect to all of such shares. Therefore, Hongke Xue may be deemed to be the sole beneficial owner of such shares.

(2)
Assumes that all Series B preferred stock can be converted without any volume restriction, consists of (a) an aggregate of 971,099 shares of our Common Stock issuable upon conversion of Series B preferred stock owned of record by Barron Partners LP. Andrew Barron Worden is the Managing Member of Barron Capital Advisors LLC. which is the General Partner for Barron Partners, LP. (b) 854,531 shares of Common Stock owned of record by Barron Partners LP., and (c) 909,662 shares of Common Stock owned of record by a group of shareholders for which Andrew Barron Worden has either sole or shared dispositive power. The address for Barron Partners is 730 Fifth Avenue, 26th Floor, New York, New York 10019.

(3)
Consists of 1,467,078 shares owned by China Tianren Organic as attorney-in-fact for certain persons. China Tianren Organic is a British Virgin Islands company. China Tianren Organic and Lin Bai entered into a voting trust and escrow agreement dated as of February 25, 2008 pursuant to which Lin Bai was appointed as voting trustee under a voting trust created with respect to all of such shares. Therefore, Lin Bai may be deemed to be the sole beneficial owner of such shares.

(4)	The information was acquired from Form Schedule 13G filed by Morgan Stanley dated June 30, 2011. The address for Morgan Stanley is 1585 Broadway, New York, New York 10036.
(5)	Consists of a warrant held by Ms. Liu exercisable for up to 100,000 shares of the Company’s Common Stock at an exercise price of $4.50 per share.

EXECUTIVE COMPENSATION

Our executive officers do not receive any compensation for serving as executive officers of Pacific or us. However, except for our CEO, the remaining executive officers are compensated by and through SkyPeople (China). Our CEO, Yongke Xue, has not received any compensation from us or any of our subsidiaries for his services in the past three years. The following table sets forth information concerning cash and non-cash compensation paid by SkyPeople (China) to our named executive officers for 2010 and 2009, respectively.

Name and Principal Position	Year Ended	Salary ($)		Bonus ($)	Stock Awards	Option Awards		Non-Equity Incentive Plan Compen-sation ($)	Non-Qualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)		Total ($)
Yongke Xue	12/31/2010	$200,000	(4)	—	—	—		—	—	—		$200,000
	12/31/2009	$13,077	(4)	—	—	—		—	—	—		$13,077
Spring Liu (1)	12/31/2010	$160,000		—	—	—	(2)	—	—	$3,000	(3)	$163,000
	12/31/2009	$101,846		—	—	—	(2)	—	—	$3,000	(3)	$104,846

(1)   Ms. Liu was hired as CFO in April 2008.
(2)   On December 9, 2009, we issued Ms. Liu a warrant to purchase an aggregate of 100,000 shares of our Common Stock at an exercise price of $4.50 per share. As of December 31, 2010, Spring had exercised no warrants.
(3)    The Company contribution to Simple IRA (Savings Incentive Match Plan for Employees).
(4)   Mr. Xue’s annual salary is $200,000 effective 12/09/09.

Outstanding equity awards at December 31, 2010

The following table presents certain information concerning outstanding equity awards held by each of our named executive officers at December 31, 2010.

	Option Awards
Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
Yongke Xue			—	—
Spring Liu	100,000	(1)	—	—	$4.50	April 9,2014

(1)
On December 9, 2009, we issued Ms. Liu a warrant to purchase an aggregate of 100,000 shares of our Common Stock at an exercise price of $4.50 per share. As of December 31, 2010, Spring Liu had exercised no warrants.

Option and Warrant Grants in 2009; Outstanding Equity Awards

On December 9, 2009, we issued our Chief Financial Officer, Spring Liu, a warrant to purchase an aggregate of 100,000 shares of Common Stock at an exercise price of $4.50 per share. The value of the warrant was deemed immaterial and no compensation cost was accrued under FASB ASC Topic 718 for fiscal year 2009.

Employment Agreements

We do not currently have an employment agreement with any of our executive officers.

DIRECTORS’ COMPENSATION

Our directors did not receive compensation for their service on the board of directors for 2006 and 2007. Starting in 2008, we began (i) paying each of our nonemployee directors an annual fee of $25,000, (ii) reimbursing our directors for actual, reasonable and customary expenses incurred in connection with the performance of their duties as board members and (iii) paying the chairman of our audit committee a fee of $25,000 for his or her service as chairman. The following table sets forth information concerning cash and non-cash compensation paid by us to our directors during 2010.

Name	Fees Paid in Cash ($)(1)	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Yongke Xue	—	—	—	—	—	—	—
Xiaoqin Yan	—	—	—	—	—	—	—
Guolin Wang (2)	—	—	—	—	—	—	—
Robert B. Fields (3)	$15,000	—	—	—	—	—	$15,000
Norman Ko	$25,000	—	—	—	—	—	$25,000
John Smagula	$10,000	—	—	—	—	—	$10,000

(1)    Cash compensation for Board and committee meeting attendance and service as a committee chairman.
(2)    Mr. Wang is a PRC resident and our policy is not to provide cash compensation for director services to nonemployee directors who are PRC residents. We believe that this is a common practice for companies with their primary operations in the PRC.
(3)    Effective at our 2010 Annual Meeting of Shareholders held on June 28, 2010, Mr. Robert B. Fields retired from his position on the Board.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

Compensation Objectives

We operate in a highly competitive and rapidly changing industry. The key objectives of our executive compensation programs are to:

·  attract, motivate and retain executives who drive our success and industry leadership; and

·  provide each executive, from vice president to CEO, with a base salary on the market value of that role, and the individual’s demonstrated ability to perform that role.

The compensation to executive officers only contains base salary for 2010 and 2009, except that on December 9, 2009 we issued our Chief Financial Officer, Spring Liu, a warrant to purchase an aggregate of 100,000 shares of Common Stock at an exercise of $4.50 per share. These warrants expire on December 9, 2014. The Board’s compensation committee is considering establishing criteria for calculating and paying performance based bonuses to our executive officers and/or long-term incentive compensation in the form of stock options. Currently, we do not have any stock option plans for our directors, officers or employees, and there were no outstanding options held by any of our directors, executive officers or employees as of March 25, 2011.

What Our Compensation Program is Designed to Reward

Our compensation program is designed to reward each individually named executive officer’s contribution to the advancement of our overall performance and execution of our goals, ideas and objectives.  It is designed to reward and encourage exceptional performance at the individual level in the areas of organization, creativity and responsibility while supporting our core values and ambitions. This in turn aligns the interest of our executive officers with the interests of our shareholders, and thus with our interests.

Determining Executive Compensation

The Board’s compensation committee reviews and approves the compensation program for executive officers annually after the close of each year. Reviewing the compensation program at such time allows the compensation committee to consider the overall performance of the past year and the financial and operating plans for the upcoming year in determining the compensation program for the upcoming year.

Our compensation program only contains base annual salary in 2010 and 2009, except that on December 9, 2009 we issued our Chief Financial Officer, Spring Liu, a warrant to purchase an aggregate of 100,000 shares of Common Stock at an exercise of $4.50 per share. These warrants expire on December 9, 2014. On the date of the grant, our stock was traded at $3.17 per share. As of December 31, 2010, Spring Liu has exercised no warrants.

A named executive officer’s base salary is determined by an assessment of his sustained performance against individual job responsibilities, including, where appropriate, the impact of his performance on our business results, current salary in relation to the salary range designated for the job, experience and mastery, and potential for advancement.  The compensation committee also annually reviews market compensation levels with comparable jobs in the industry to determine whether the total compensation for our officers remains in the targeted median pay range.

Role of Executive Officers in Determining Executive Compensation

The compensation committee determines the compensation for the Chief Executive Officer, which is based on various factors, such as level of responsibility and contributions to our performance. The Chief Financial Officer recommends the compensation for our executive officers (other than the compensation of the chief Executive Officer) to the compensation committee. The compensation committee reviews the recommendations made by the Chief Executive Officer and determines the compensation of the Chief Financial Officer and the other executive officers.

Employment Agreements

We do not currently have an employment agreement with any of our executive officers.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for this Annual Meeting of Shareholders.

COMPENSATION COMMITTEE Guolin Wang Norman Ko John Smagula

REPORT OF THE AUDIT COMMITTEE

Our Audit Committee is comprised of three independent directors and operates under a written charter approved by the Board of Directors.  Our management is responsible for the internal accounting controls and the financial reporting process, and the preparation of financial statements in accordance with generally accepted accounting principles. Our independent registered public accounting firm, BDO Limited, Hong Kong is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and performing timely reviews of the quarterly financial statements in accordance with SAS No. 100. During fiscal year 2010, the Audit Committee fulfilled its duties and responsibilities as outlined in its charter. The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements and related footnotes for fiscal year 2010, and the independent auditor’s report on those financial statements, with the Company’s management and independent auditor. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee has discussed with BDO Limited in Hong Kong matters required to be discussed with the Audit Committee by AICPA Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” The Audit Committee’s review included a discussion with management and the independent auditor of the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s financial statements, including the disclosures relating to critical accounting policies.

The Audit Committee recognizes the importance of maintaining the independence of the Company’s independent auditor, both in fact and appearance. The Audit Committee has evaluated BDO Limited in Hong Kong’s qualifications, performance, and independence, including that of the lead audit partner, and has concluded that the independent registered public accounting firm is independent from us and our management. In addition, BDO Limited in Hong Kong has provided the Audit Committee with the letter required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee has engaged in dialogue with BDO Limited in Hong Kong regarding their independence.

The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, the evaluations of our internal controls, and the overall quality of our financial reporting.

Based on the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements for the fiscal year 2010 be included in the Company’s Annual Report on Form 10-K.

Dated: July 22, 2011

THE AUDIT COMMITTEE
Guolin Wang
Norman Ko
John Smagula

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS,
NOMINATION OF DIRECTORS AND OTHER BUSINESS OF SHAREHOLDERS

To be considered for inclusion in our proxy solicitation materials for the 2011 Annual Meeting of Shareholders, a shareholder proposal must be received by our Corporate Secretary at our principal executive offices no later than February 13, 2012, which is 120 calendar days before the one-year anniversary of the date on which the Company first mailed this Proxy Statement.

The independent directors will consider candidates for election as a director recommended by any shareholder of the Corporation who has held the Corporation’s Common Stock for at least one year and who holds a minimum of 1% of the Company’s outstanding shares. The recommending shareholder must submit the following:

•	a detailed resume of the recommended candidate;
•	an explanation of the reasons why the shareholder believes the recommended candidate is qualified for service on the Corporation’s Board;
•	such other information that would be required by the rules of the SEC to be included in a proxy statement;
•	the written consent of the recommended candidate;
•	a description of any arrangements or undertakings between the shareholder and the recommended candidate regarding the nomination; and
•	proof of the recommending shareholder’s stock holdings in the Corporation.

Recommendations from shareholders which are received after the deadline set forth in the Company’s most recent proxy statement, for a shareholder proposal to be considered for inclusion in the Corporation’s proxy statement for the next Annual Meeting, likely will not be considered timely for consideration by the Committee for the following year’s Annual Meeting.

PROPOSAL 2

APPROVAL OF THE  STOCK INCENTIVE PLAN

On July 11, 2011, the Company’s Board of Directors (the “Board”) unanimously adopted, subject to shareholder approval, the SkyPeople Fruit Juice, Inc. Stock Incentive Plan (the “Plan”). The purpose of the Plan is to provide an additional inducement for selected employees, consultants and non-employee directors provide services to the Company, to reward such selected individuals by providing an opportunity to acquire incentive awards, and to provide a means through which the Company may attract able persons to enter the employment of or engagement with the Company.  Up to 1,000,000 shares of Stock (subject to adjustment in the event of Stock splits and other similar events) may be issued pursuant to awards granted under the Plan. The full text of the Plan appears as Exhibit 1 to this Proxy Statement and the description of the Plan herein is qualified in its entirety by reference to the text of the Plan.

Approval of the proposal adopting the Plan requires the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on that proposal. Abstentions and broker non-votes will not be voted for or against the proposal. Because abstentions from voting will be considered shares present at the Annual Meeting and entitled to vote, the abstentions will have the effect of a negative vote as a majority of the shares represented at the meeting is required for approval of the Plan. Because broker non-votes are not included in the determination of the number of shares present at the meeting and entitled to vote, broker non-votes will have no legal effect on the vote.

The Board believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel.

Description of the Plan

General. The Plan provides for the grant of stock options, restricted stock, restricted stock units, stock appreciation rights and incentive compensation awards paid in cash or Stock to selected employees, consultants and non-employee directors of the Company.  Options granted under the Plan may be “incentive stock options” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonqualified options, and will be designated as such. At present, there are approximately 400 employees and consultants and three non-employee directors eligible to participate in the Plan.  The Plan will be administered by the Board of Directors or a committee of the Board. The administrator will have complete discretion to select the optionees and to establish the terms and conditions of each option, subject to the provisions of the Plan.

Share and Award Limitations.  The maximum number of shares of Stock of the Company reserved and available for the issuance of such awards under the Plan is 1,000,000 shares, subject to adjustment as described below.  In the event that any shares of Stock underlying an outstanding award are forfeited, canceled, expire or are otherwise terminated, the shares of Stock allocable to such award, to the extent of such termination, will again be available for issuance.  Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that only [500,000] shares may be cumulatively available for incentive stock option awards, [500,000] shares may be cumulatively available for awards other than stock options and stock appreciation rights, stock options with respect to no more than [500,000] shares may be granted to any one individual participant, no more than [200,000] shares may be issued to any one individual participant during any one calendar year, and no more than [100,000] shares may be issued to any one individual participant during any one calendar year with respect to awards intended to be incentive stock options. The maximum Incentive Compensation Award payable to any one participant under the Plan during a single Performance Period is the lesser of (i) [3.0% of the Company’s Adjusted Pretax Income for the Performance Period] or (ii) $3,000,000, whether the Incentive Compensation Award is paid in cash or equity (subject to adjustment as described below).

Share and Award Adjustments.  In the event of any corporate event or transaction involving the Company or a Subsidiary such as a merger, consolidation, reorganization, recapitalization, reclassification, Stock dividend, Stock split, reverse Stock split, exchange of shares, spin-off, extraordinary cash dividend or other similar change in capital structure or similar corporate event or transaction, the Board shall, to prevent dilution or enlargement of participants’ rights under the Plan, make an appropriate or proportionate adjustment in (i) the maximum number and kind of shares or other securities reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to any then outstanding awards under the Plan, and (iii) the exercise price for each share subject to any then outstanding stock options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of stock options) as to which such stock options remain exercisable.

Stock Options and Stock Appreciation Rights.  The exercise price of options granted and stock appreciation rights under the Plan may be no less than the fair market value of the Company’s Stock on the date of grant. Fair market value will be determined as provided in the Plan, which valuation methodology is intended to come within the parameters of Section 409A of the Code and the regulations thereunder. The exercise price of options intended to be incentive stock options must be 110% of fair market value if such option is granted to an employee who holds more than 10% of the total combined voting power of the Company voting securities.

In accordance with the rules under the Code for incentive stock options, the Plan provides that incentive stock options granted to any particular employee, consultant, or non-employee directors under the Plan or any other incentive plan adopted by the Company may not “vest” for more than $100,000 in fair market value of the Stock (measured on the grant date) in any calendar year. If incentive stock options granted to one optionee would vest for more than $100,000, then the exercisability of such incentive stock option will be deferred to the extent necessary to satisfy the $100,000 limit. This restriction does not apply to non-qualified stock options.

Stock options and stock appreciation rights may not be exercised more than ten years after the date of grant. Options or awards granted under the Plan are not transferable and may be exercised only by the respective grantees during their lifetime or by their heirs, executors or administrators in the event of death. The exercise price under any option may be paid in cash, check, bank draft, money order or wire transfer payable to the Company, as may be determined by the administrator.

In general, upon termination of employment of an optionee, all options granted to such person which were not exercisable on the date of such termination will immediately terminate, and any options that are exercisable on such termination date will be exercisable for a period of 90 days following termination of employment or service.

Restricted Stock and Restricted Stock Units.  The Company may grant awards consisting of restricted stock or restricted stock units. Such awards will contain transferability restrictions and vesting restrictions relating to the participant’s continued service with the Company and/or the achievement of pre-established Performance Goals, which will be described in an award agreement.  During the restricted period of restricted stock awards, participants may retain the right to vote the shares and receive dividends.  Participants holding restricted stock units may be granted dividend equivalent rights during the restricted period but will not be eligible to vote the shares underlying the restricted stock units.

For awards of restricted stock and restricted stock units, if an individual’s service occurs for any reason before the expiration of the vesting conditions, all shares of restricted stock and restricted stock units that remain subject to vesting conditions will be forfeited as of the termination date of employment or service, unless the Committee otherwise determines.

Incentive Compensation Awards.  Awards may be granted under the Plan such that they qualify for the performance-based compensation exemption of Code Section 162(m). The granting, vesting or payment of such Incentive Compensation Awards will only be based on one or more of the following factors to be used by the Committee for creating Performance Goals applicable to a given period (based upon Company-wide performance or the performance of a business unit, division, group, or Affiliate of the Company): (a) net earnings; (b) operating earnings or income; (c) earnings growth; (d) net income; (e) net income per share; (f) gross revenue or revenue by pre-defined business segment; (g) revenue backlog; (h) pre- or post-tax profit margins; (i) cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital; (j) earnings per share; (k) return on stockholders' equity; (l) Stock price; (m) return on common stockholders' equity; (n) return on capital; (o) return on assets; (p) economic value added (income in excess of cost of capital); (q) customer satisfaction; (r) cost control or expense reduction; (s) ratio of operating expenses to operating revenues; (t) market share; and (u) adjusted pretax income, in each case, absolute or relative to peer-group comparative.

Performance Goals are selected by the Committee in its discretion and must be established in writing no later than the earlier of (i) the 90th day in the Performance Period, or (ii) the expiration of 25% of the Performance Period.  The Committee must certify in writing that such Performance Goals are met before any Incentive Compensation Award amounts are distributed under the Plan.  The Committee retains the discretion to revise any Incentive Compensation Awards earned by an individual downwards, without limitation.  Except as may otherwise be provided by the Committee either in the award agreement or, subject to the Plan’s amendment provisions, in writing after the Award is issued, a participant’s rights in all Incentive Compensation Awards shall automatically terminate upon the participant’s termination of employment (or cessation of service relationship) with the Company for any reason.

Change in Control.  The Committee will have the discretion to provide in applicable award agreements that, in the event of a Change in Control, the vesting of outstanding awards will be accelerated and/or vesting restrictions shall lapse. Unless full vesting is otherwise provided for in the applicable award agreement, full vesting of all such outstanding awards as described in the preceding sentence will occur upon a Change in Control, unless the Company is the surviving entity and any adjustments necessary to preserve the value of the participant’s outstanding awards have been made, or the Company’s successor at the time of the Change in Control irrevocably assumes the Company’s obligations under the Plan or replaces each participant's outstanding award with an award of equal or greater value and having terms and conditions no less favorable to the participant than those applicable to the participant’s award immediately prior to the Change in Control.

In the event of a Change in Control that is a merger or consolidation in which the Company is not the surviving corporation or that results in the acquisition of substantially all the Company’s outstanding Stock by a single person or entity or by a group of persons or entities acting in concert, or in the event of a sale or transfer of all or substantially all of the Company’s assets (a “Covered Transaction”), the Committee will have the discretion to provide for the termination of all outstanding option awards and stock appreciation rights as of the effective date of the Covered Transaction, provided that no option awards or stock appreciation rights will be so terminated (without the consent of the participant) prior to the expiration of 20 days following the later of (i) the date on which the award became fully exercisable and (ii) the date on which the participant received written notice of the Covered Transaction.

Amendment and Termination of the Plan. The Plan is effective for ten years, unless sooner terminated or suspended. The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall have a material adverse effect on a participant’s rights under any outstanding award without the participant’s consent.

Certain Federal Income Tax Consequences

The following is a brief summary of the principal federal income tax consequences to the Company and an eligible person (who is a citizen or resident of the United States for U.S. federal income tax purposes) upon receipt of awards granted under the Plan. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences. The federal income tax consequences of an eligible person’s award under the Plan are complex, are subject to change and differ from person to person. Each person should consult with his or her own tax adviser as to his or her own particular situation.

This discussion is based on the Code, Treasury Regulations promulgated under the Code, Internal Revenue Service rulings, judicial decisions and administrative rulings as of the date of this Proxy Statement, all of which are subject to change or differing interpretations, including changes and interpretations with retroactive effect. No assurance can be given that the tax treatment described herein will remain unchanged at the time that grants of incentive stock options and/or non-qualified stock options are made under the Plan.

Non-qualified Options.  An optionee generally recognizes no taxable income as the result of the grant of a non-qualified stock option. Upon exercise of such an option, the optionee generally recognizes ordinary income in the amount of the excess of the fair market value of the shares on the date of exercise over the option price for such shares. Upon the sale of Stock acquired by the exercise of a non-qualified stock option, any gain or loss, based on the difference between the sale price and the amount recognized as ordinary income upon exercise of the option, will be taxed as short-term or long-term capital gain or loss, depending upon the length of time the optionee has held the Stock from the date of exercise. Special rules apply under Section 16(b) of the Securities and Exchange Act of 1934, as amended, if a participant exercises an option within six months of the date of grant.

No tax deduction is available to the Company upon either the grant of a non-qualified stock option or the sale of Stock acquired pursuant to the exercise of such option. Subject to the limits on deductibility of employee remuneration under Section 162(m) of the Code, the Company will generally be entitled to a tax deduction at the time the non-qualified stock option is exercised in an amount equal to the amount of ordinary income recognized by the optionee upon the exercise of the option. Non-qualified stock options granted under the Plan are intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, and the Company should be entitled to a tax deduction in the amount of ordinary income recognized by such grantee upon the exercise of the options. However, no tax authority or court has ruled on the applicability of Section 162(m) to the Plan. The Company retains the right to grant options under Plan in accordance with the terms of the Plan regardless of whether the Internal Revenue Service or a court having final jurisdiction with respect to the matter ultimately determines that the non-qualified stock options granted to executive officers are not deductible under Section 162(m) of the Code.

Incentive Stock Options. Upon the grant or exercise of an incentive stock option, the grantee thereof will not recognize any income for regular federal income tax purposes. If a grantee exercises an incentive stock option and retains the shares received for at least two years after the date of grant of such option and at least one year from the date of the option exercise, any gain realized upon the subsequent sale of the shares will be characterized as long term capital gain. If a grantee disposes of shares acquired upon exercise of an incentive stock option within two years after the date of grant of such option or within one year after the date of exercise of such option, the disposition will be treated as a disqualifying disposition and an amount equal to the lesser of (1) the fair market value of the shares on the date of exercise minus the purchase price, or (2) the amount realized on the disposition minus the purchase price, will be taxed as ordinary income to the grantee in the taxable year in which the disposition occurs. The excess, if any, of the amount realized upon disposition over the fair market value at the time of the exercise of the option will be treated as long or short-term capital gain, depending on the length of time the optionee has held the Stock from the date of exercise.

The exercise of an incentive stock option may subject a grantee to alternative minimum tax liability because the excess of the fair market value of the shares at the time an incentive stock option is exercised over the exercise price of the shares is included in income for purposes of the alternative minimum tax, even though it is not included in taxable income for purposes of determining the regular tax liability of a grantee. Consequently, a grantee may be obligated to pay alternative minimum tax in the year he or she exercises an incentive stock option. As the application of the alternative minimum tax is complex and depends on each person’s individual tax situation, a grantee should consult his or her own tax advisor in order to determine whether the exercise of an incentive stock option will subject the grantee to the alternative minimum tax.

In general, there will be no federal income tax deduction allowed to the Company upon the grant, exercise, or termination of an incentive stock option, or upon the sale of shares acquired pursuant to the exercise of an incentive stock option. However, in the event of a disqualifying disposition, the Company will be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income, if any, recognized by a grantee upon disposition of the shares, provided that the deduction is not otherwise disallowed under the Code.

Both non-qualified stock options and incentive stock options granted pursuant to the Plan are intended to be exempt from Section 409A of the Code. The Treasury Regulations under Section 409A exclude from the provisions of that section (i) any stock options that are incentive stock options under Section 422 of the Code, and (ii) any non-qualified stock options granted with an exercise price of not less than the fair market value of the Stock on the grant date, provided that the number of shares subject to the option is fixed on the grant date. The Plan contains definitions of “fair market value” and “grant date” that are consistent with those set forth in the Treasury Regulations. As a result, both non-qualified stock options and incentive stock options granted pursuant to the Plan should not be subject to the accelerated income tax and excise tax provisions of Section 409A of the Code.

Restricted Stock, Restricted Stock Units and Stock Appreciation Rights. As long as Stock-based compensation remains both nontransferable and subject to a substantial risk of forfeiture, there are generally no tax consequences resulting from the issuance of such Stock-based compensation for either the participant or the Company. At such time as the Stock-based compensation either becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the Stock at such time over the amount, if any, that the recipient paid for the Stock. However, in the case of grants of restricted stock, the participant may elect under Section 83(b) of the Code, within 30 days after the issuance of such restricted stock, to recognize as ordinary income at the time of issuance the excess, if any, of the fair market value of such restricted stock (valued at the date of issuance as if it were unrestricted) over the amount that the recipient paid for it, as ordinary income. The Company will be entitled to a compensation deduction at the time the participant recognizes ordinary income equal to the amount of ordinary income recognized by the participant. If such an election is made and the Stock is ultimately forfeited, the participant will not be entitled to a deduction for the amount previously recognized as ordinary income.

When Stock that was formerly restricted stock is sold or otherwise disposed of, the tax treatment will depend on whether the participant made the election described in the previous paragraph. If the participant did not make the election, disposition of the Stock will result in a long or short term capital gain or loss, depending on the length of time from the date the restrictions lapsed to the date of sale or other disposition, in an amount equal to the difference between the amount received on disposition and the sum of any amount paid by the participant for the restricted stock and the amount recognized by the participant as ordinary income on the date the restrictions lapsed. If the participant made the election, disposition of the Stock will result in a long or short term capital gain or loss, depending on the length of time from the date of the restricted stock issuance to the date of disposition, in an amount equal to the difference between the amount received on disposition and the sum of any amount paid by the participant for the restricted stock and the amount recognized by the recipient as ordinary income at the time of the grant.

The final Treasury Regulations under Section 409A exclude from the provisions of that section any restricted stock issued subject to a substantial risk of forfeiture, regardless of whether the recipient makes an election under Section 83(b). As a result, Stock-based compensation issued pursuant the Plan should not be subject to the accelerated income tax and excise tax provisions of Section 409A of the Code.

Incentive Compensation Awards.  Incentive Compensation Awards generally are subject to tax at the time of payment and the Company generally will have a corresponding deduction when the recipient recognizes income.

New Plan Benefits

Awards under the Plan will be made at the discretion of the Committee. No decision have been made regarding future awards under the plan

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPANY’S STOCK INCENTIVE PLAN.

PROPOSAL 3

RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting, a vote will be taken on a proposal to ratify the appointment of BDO Hong Kong Limited as our independent registered public accounting firm for the fiscal year ending December 31, 2011. BDO Hong Kong Limited has audited our financial statements since 2009.

The Audit Committee of the Board has appointed BDO Hong Kong Limited as the independent auditors of the Company for the year ending December 31, 2011. Although shareholder approval is not required, the Board desires to obtain shareholder ratification of this appointment. If the appointment is not ratified at the Annual Meeting, the Board will review its future selection of auditors. If the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. Representatives of BDO Hong Kong Limited are expected to be present in person or by telephone at the Annual Meeting to make a statement if they so desire and to respond to appropriate questions.

The affirmative vote of the holders of a majority of the Company’s common stock present in person or represented by proxy at the Annual Meeting is necessary for ratification of the selection of BDO Hong Kong Limited as our independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF BDO HONG KONG LIMITED AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

           The following table shows the fees that we paid or accrued for audit and other services for fiscal years 2010 and 2009. All of the services described in the following fee table were approved in conformity with the audit committee’s pre-approval process.

	2010	2009
Audit Fees	$231,000	$136,000
Tax Fees	11,500	11,500
Total	$235,500	$147,500

Audit Fees

The amounts set forth opposite “Audit Fees” above reflect the aggregate fees billed or billable by BDO Limited and Child, Van Wagoner & Bradshaw, PLLC for professional services rendered for the audit of our fiscal 2010 and 2009 annual financial statements and for the review of the financial statements included in our quarterly reports. Audit fees for 2010 included fees of (i) $24,000 for quarterly reviews billed by BDO Limited, (ii) $170,000 billed or billable by BDO Limited for the audit of the consolidated financial statements, (iii) $30,000 for services in respect to the filing of the Company’s Registration Statement on Form S-1 that went effective on August 24, 2010 provided by BDO Limited, (iv) $3,500 for the consent to file and reissuance of an audit report dated March 27, 2009 on financial statement for the year ended December 31, 2008 billed by Child, Van Wagoner & Bradshaw, PLLC., and (v) $3,500 regarding the consent to file Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 that went effective on August 24, 2010 billed by Child, Van Wagoner & Bradshaw, PLLC. Audit fees for 2009 include (i) quarterly review fees of $30,000 billed by Child, Van Wagoner & Bradshaw, PLLC and (ii) $106,000 billed by BDO Limited for the audit of the consolidated financial statements for fiscal 2009.

Tax Fees

The amounts set forth opposite “Tax Fees” above reflect the aggregate fees billed for fiscal 2010 and 2009 for professional services rendered for tax compliance and return preparation. The compliance and return preparation services consisted of the preparation of original and amended tax returns and support during the income tax audit or inquiries.

The Board audit committee’s policy is to pre-approve all audit services and all non-audit services that our independent accountants are permitted to perform for us under applicable federal securities regulations. The audit committee’s policy utilizes an annual review and general pre-approval of certain categories of specified services that may be provided by the independent accountant, up to pre-determined fee levels. Any proposed services not qualifying as a pre-approved specified service, and pre-approved services exceeding the pre-determined fee levels, require further specific pre-approval by the audit committee. The audit committee has delegated to the Chairman of the audit committee the authority to pre-approve audit and non-audit services proposed to be performed by the independent accountants. Our audit committee was established in April 2008. Therefore, all the services provided by BDO Limited in fiscal 2010 and 2009 were pre-approved by the audit committee.

Pre-Approval Policy

The audit committee’s policy is to pre-approve all audit services and all non-audit services that our independent accountants are permitted to perform for us under applicable federal securities regulations. The audit committee’s policy utilizes an annual review and general pre-approval of certain categories of specified services that may be provided by the independent accountant, up to pre-determined fee levels. Any proposed services not qualifying as a pre-approved specified service, and pre-approved services exceeding the pre-determined fee levels, require further specific pre-approval by the audit committee. The audit committee has delegated to the Chairman of the audit committee the authority to pre-approve audit and non-audit services proposed to be performed by the independent accountants. All the services provided by BDO in fiscal 2010 were pre-approved by the audit committee.

ADDITIONAL MEETING INFORMATION

Proxy Solicitation

The cost of soliciting proxies for the Annual Meeting will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Directors, officers and regular employees of the Company may, for no additional compensation, also solicit proxies personally or by telephone, electronic transmission, telegram or special letter.

Annual Report

The Company’s Annual Report to Shareholders for fiscal year 2010 is being mailed with this Proxy Statement to shareholders entitled to notice of the Annual Meeting. The Annual Report includes the consolidated financial statements, unaudited selected consolidated financial data and management’s discussion and analysis of financial condition and results of operations.

Upon the written request of any shareholder, the Company will provide, without charge, a copy of the Company’s Annual Report on Form 10-K filed with the Commission for the fiscal year ended December 31, 2010.  This request should be directed to the Corporate Secretary, 16F, National Development Bank Building, No.2, Gaoxin 1st RD, Hi-Tech Zone, Xi’an, Shaanxi, China, 710075.

OTHER MATTERS

The shareholders and any other persons who would like to communicate with the Board can access the Company’s website, www.skypeoplefruitjuic.com, and fill in the contact form for any enquiries or information. The form will be sent directly to the Secretary and the communications for specified individual directors of the Board will be given to them personally by the Secretary. In addition, the contact number is listed on the website and messages will be passed to the Board accordingly.

At this time, the Board knows of no other business that will come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named as proxies will vote on them in accordance with their best judgment.

By Order of the Board of Directors

/s/Yongke Xue
Yongke Xue
Chief Executive Officer and Chairman of the Board

July 25, 2011